UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(b) Effective April 18, 2006, Bioenvision, Inc. (the “Company”) appointed J.H. Cohn LLP (“J.H. Cohn”) for the fiscal year ending June 30, 2006 as the Company’s new independent registered public accounting firm. The decision to engage J.H. Cohn was made by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years and the period from the end of the most recent fiscal year to the date of appointment of J.H. Cohn, neither the Company nor anyone acting on its behalf consulted with J.H. Cohn with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any other matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv)of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v)of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: April 19, 2006	By:	/s/ David P. Luci
David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary

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